EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations 847-607-2012

Stericycle, Inc. Reports Results

for the First Quarter 2018

LAKE FOREST, Ill., May 3, 2018 - Stericycle, Inc. (Nasdaq: SRCL) today reported results for the first quarter ended March 31, 2018.

FIRST-QUARTER HIGHLIGHTS COMPARED TO PRIOR YEAR:

•	Revenues of $895.0 million, an increase of 0.3%, driven by continued growth in Secure Information Destruction, Retail Hazardous Waste and Hospital Compliance Services

•	Gross profit of $358.5 million, a decrease of 2.8%, given the expected impact of pricing of small quantity medical waste customers

•	Diluted earnings per share (“EPS”) of $0.25, a decrease of 59.7%, due to certain non-recurring adjusted items partially offset by the favorable impact of U.S. tax reform.  Adjusted diluted earnings per share (“Adjusted EPS”) of $1.21, an increase of 11.0%, as a result of strong performance in the quarter and the favorable impact of U.S. tax reform

FIRST-QUARTER RESULTS

Revenues for the quarter ended March 31, 2018 were $895.0 million, an increase of 0.3% from $892.4 million in the first quarter of last year.  Acquisitions contributed $7.1 million to revenues.  Divestitures reduced revenues by $10.8 million.  On a constant currency basis, revenues decreased 1.0% compared to the first quarter of last year.  Organic revenues decreased 0.6%, or decreased 0.9% when adjusted for Manufacturing and Industrial Services.  Organic revenues were driven by continued growth in Secure Information Destruction, Retail Hazardous Waste and Hospital Compliance Services, offset by the expected impact of pricing of small quantity medical waste customers.  See Tables 1-A and 1-B.

“We are off to a strong start in 2018.  All of our service lines delivered solid top line performance at or above plan.  We also made meaningful progress executing on our Business Transformation, achieving multiple milestones across several key work streams and delivering $8.0 million in recurring Adjusted EBITDA savings for the quarter,” said Charles A. Alutto, President and Chief Executive Officer.

Gross profit was $358.5 million, a decrease of 2.8% from $368.7 million in the first quarter of last year.  Gross profit as a percentage of revenues was 40.1% compared to 41.3% in the first quarter of last year, given the expected impact of pricing of small quantity medical waste customers.  See Unaudited Condensed Consolidated Statements of Income.

Diluted EPS decreased 59.7% to $0.25 from $0.62 in the first quarter of last year, due to certain non-recurring adjusted items partially offset by the favorable impact of U.S. tax reform.  Adjusted EPS increased 11.0% to $1.21 from $1.09 in the first quarter of last year, as a result of strong performance in the quarter and the favorable impact of U.S. tax reform. See Unaudited Condensed Consolidated Statements of Income and Table 2.

Cash flow from operations for the quarter, inclusive of $22.1 million of Business Transformation pre-tax charges, was $110.4 million, down 34.4% from $168.3 million in the same period last year.  For the quarter, the Company primarily allocated cash from operations as follows: $55.6 million reduction in net debt; $28.5 million for capital expenditures; $15.9 million for acquisitions; $8.8 million in dividends to its preferred shareholders; and $7.4 million for preferred share repurchases.

FINANCIAL OUTLOOK

Stericycle today updated its financial outlook for the full-year 2018, as summarized in the following table.

(In millions, except per share data)
Revenues	$3,500 - $3,640
Regulated Waste and Compliance Services	$1,935 - $1,975
Secure Information Destruction Services	$875 - $915
Communication and Related Services	$355 - $385
Manufacturing and Industrial Services	$335 - $365

Income from Operations	$328 - $333
Adjusted EBITDA (a)	$760 - $810
Interest Expense	$100 - $105
Tax Rate	25.5% - 26.0%
Depreciation	$130 - $140
Intangible Amortization	$120 - $130
Diluted Earnings Per Share	$1.78 - $1.89
Adjusted Diluted Earnings Per Share	$4.45 - $4.85
Shares Outstanding	90.5

Net Cash from Operating Activities	$510 - $560
Capital Expenditures	$160 - $180
Free Cash Flow	$330 - $400

(a) Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain specified items, Depreciation and Intangible Amortization.

The Company’s outlook is based on currently known items and certain business assumptions including $0.17 from the repurchase of preferred shares and using foreign exchange rates as of the end of March 2018.  The outlook also includes acquisitions, divestitures and charges for non-recurring litigation matters through the most recent period presented, but does not include amounts related to future acquisitions, divestitures or non-recurring litigation matters as the Company is not able to forecast these items without unreasonable effort.  Due to uncertainty in timing, the outlook presented does not include the $295.0 million payment related to the previously disclosed settlement of the small quantity medical waste customer class action lawsuit.  See Table 3.

CONFERENCE CALL INFORMATION

Conference call to be held May 3, 2018, 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time.  Presentation materials will be posted prior to the conference call at http://investors.stericycle.com.  If you are unable to participate on the call, a replay will be available for 30 days by dialing 855-859-2056 or 404-537-3406, access code 6887517.  To hear a live simulcast of the call or access the audio archive, visit the investor relations page on http://investors.stericycle.com.

SAFE HARBOR STATEMENT

This document may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions).  Our actual results could differ significantly from the results described here.  Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information we collect from customers, our ability to execute on our Business Transformation initiatives and achieve the anticipated benefits and cost savings, our obligations to service our substantial indebtedness and comply with the covenants and restrictions contained in our private placement notes and our credit agreement, political, economic, inflationary, currency and other risks related to our foreign operations, the outcome of pending or future litigation including litigation with respect to the U.S. Foreign Corrupt Practices Act, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, our failure to maintain an effective system of internal control over financial reporting, disruptions in or attacks on our information technology systems, changes in the demand and price for recycled paper, charges related to our portfolio optimization strategy or the failure of our portfolio optimization strategy to achieve the desired results, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and subsequent Forms 10-Q.  As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends.  To the extent permitted under applicable law, we make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended March 31,
	2018	2017	% Change
Revenues	$895.0	$892.4	0.3%
Cost of revenues	536.5	523.7	2.4%
Gross profit	358.5	368.7	(2.8%)
Selling, general and administrative expenses	304.4	254.2	19.7%
Income from operations	54.1	114.5	(52.8%)
Other income (expense):
Interest expense, net	(25.0)	(23.3)	7.3%
Other expense, net	-	(1.5)	(100.0%)
Income before income taxes	29.1	89.7	(67.6%)
Income tax expense	(6.6)	(31.1)	(78.8%)
Net income	22.5	58.6	(61.6%)
Net income attributable to noncontrolling interests	-	(0.4)	(100.0%)
Net income attributable to Stericycle, Inc.	22.5	58.2	(61.3%)
Mandatory convertible preferred stock dividend	(8.8)	(9.4)	(6.4%)
Gain on repurchase of preferred stock	7.3	4.6	58.7%
Net income attributable to Stericycle, Inc. common shareholders	$21.0	$53.4	(60.7%)
Earnings per common share attributable to Stericycle, Inc. common shareholders:
Basic	$0.25	$0.63	(60.3%)
Diluted	$0.25	$0.62	(59.7%)
Weighted average number of common shares outstanding:
Basic	85.5	85.2
Diluted	85.8	85.6

Statistics (as a % of Revenues) - U.S. GAAP
Gross profit	40.1%	41.3%
Selling, general and administrative expenses	34.0%	28.5%
Income from operations	6.0%	12.8%
EBITDA (1)	13.1%	19.4%
Effective tax rate	22.7%	34.7%

Statistics (as a % of Revenues) - Adjusted (2)
Adjusted gross profit	40.1%	41.3%
Adjusted selling, general and administrative expenses	22.3%	22.2%
Adjusted income from operations	17.7%	19.1%
Adjusted EBITDA	21.2%	22.4%
Adjusted effective tax rate	24.5%	34.9%

Adjusted gross profit	$358.5	$368.7	(2.8%)
Adjusted selling, general and administrative expenses	$200.0	$198.3	0.9%
Adjusted income from operations	$158.5	$170.4	(7.0%)
Adjusted EBITDA	$189.3	$199.5	(5.1%)
Adjusted net income attributable to common shareholders	$110.1	$99.4	10.8%
Adjusted diluted earnings per share	$1.21	$1.09	11.0%
Diluted shares outstanding, under if-converted method	90.7	90.8	(0.1%)

Depreciation - cost of revenues	$24.2	$22.9	5.7%
Depreciation - selling, general and administrative expenses	$6.6	$6.2	6.5%
Intangible amortization	$31.9	$29.1	9.6%

(1) Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) is Income from operations excluding Depreciation and Intangible Amortization.

(2) Adjusted financial measures are Non-GAAP measures and exclude specific items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$49.4	$42.2
Accounts receivable, net	633.5	624.1
Prepaid expenses	61.8	80.0
Other current assets	48.2	46.3
Assets held for sale	17.7	20.8
Total Current Assets	810.6	813.4
Property, plant and equipment, net	748.9	741.0
Goodwill	3,625.2	3,604.0
Intangible assets, net	1,771.2	1,791.5
Other assets	59.8	38.4
Total Assets	$7,015.7	$6,988.3

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$121.9	$119.5
Bank overdrafts	12.6	7.0
Accounts payable	177.0	195.2
Accrued liabilities	624.6	588.1
Other current liabilities	58.7	54.5
Liabilities held for sale	5.1	5.1
Total Current Liabilities	999.9	969.4

Long-term debt, net	2,586.2	2,615.3
Deferred income taxes	357.4	371.1
Long-term taxes payable	59.5	55.8
Other liabilities	60.6	68.1
Total Liabilities	4,063.6	4,079.7

Commitments and contingencies

Equity:
Preferred stock	-	-
Common stock	0.9	0.9
Additional paid-in capital	1,146.3	1,153.2
Retained earnings	2,063.5	2,029.5
Accumulated other comprehensive loss	(270.7)	(287.0)
'Total Stericycle, Inc.’s Equity	2,940.0	2,896.6
Noncontrolling interests	12.1	12.0
Total Equity	2,952.1	2,908.6
Total Liabilities and Equity	$7,015.7	$6,988.3

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended March 31,
	2018	2017
OPERATING ACTIVITIES:
Net Income	$22.5	$58.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30.8	29.1
Intangible amortization	31.9	29.1
Stock-based compensation expense	7.1	6.0
Deferred income taxes	(18.3)	8.7
Asset impairment charges and loss on disposal of assets held for sale	9.8	0.4
Other, net	(0.3)	2.6
Changes in operating assets and liabilities, net of the effect of acquisitions and divestitures:
Accounts receivable	(6.8)	25.5
Prepaid expenses	13.6	(12.6)
Accounts payable	(19.4)	(10.0)
Accrued liabilities	31.9	21.9
Other assets and liabilities	7.6	9.0
Net cash provided by operating activities	110.4	168.3

INVESTING ACTIVITIES:
Capital expenditures	(28.5)	(33.1)
Payments for acquisitions, net of cash acquired	(15.9)	(16.9)
Other, net	0.3	0.2
Net cash used in investing activities	(44.1)	(49.8)

FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(12.2)	(12.8)
Repayments of foreign bank debt, net	(0.9)	(2.6)
Repayments of term loan, net	(11.9)	(30.0)
Repayments of senior credit facility, net	(29.0)	(62.3)
Proceeds from bank overdrafts, net	5.5	7.0
Payments of capital lease obligations	(1.6)	(0.9)
Proceeds from issuance of common stock, net of shares withheld for taxes	3.7	3.5
Payments for repurchase of mandatory convertible preferred stock	(7.4)	(9.6)
Dividends paid on mandatory convertible preferred stock	(8.8)	(9.4)
Net cash used in financing activities	(62.6)	(117.1)

Effect of exchange rate changes on cash and cash equivalents	3.5	1.4
Net change in cash and cash equivalents	7.2	2.8
Cash and cash equivalents at beginning of period	42.2	44.2

Cash and cash equivalents at end of period	$49.4	$47.0

SUPPLEMENTAL CASH FLOW INFORMATION:
Net issuances of obligations for acquisitions	$11.2	$13.9
Capital expenditures in accounts payable	$5.0	$-
Interest paid during the period	$17.0	$21.2
Income taxes paid during the period, net of refunds	$2.6	$20.5

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Table 1 – A: RECONCILIATION OF REVENUES TO ADJUSTED REVENUES –

THREE MONTHS ENDED MARCH 31, 2018

	Three Months Ended March 31,
	In millions			Percentage Change (%)
	2018	2017	Change	Organic	Acquisitions, Net of Divestitures	Foreign Exchange(a)	Change
Revenues by Service
Regulated Waste and Compliance Services	$497.4	$511.2	$(13.8)	(2.5%)	(1.7%)	1.5%	(2.7%)
Secure Information Destruction Services	219.9	204.1	15.8	3.8%	1.8%	2.1%	7.7%
Communication and Related Services	91.9	93.5	(1.6)	(2.0%)	0.5%	(0.2%)	(1.7%)
Manufacturing and Industrial Services	85.8	83.6	2.2	2.2%	0.9%	(0.5%)	2.6%
Total Revenues, as Reported	895.0	892.4	2.6	(0.6%)	(0.4%)	1.3%	0.3%
Less: Manufacturing and Industrial Services (b)	(85.8)	(83.6)
Total Revenues, as Adjusted	$809.2	$808.8	$0.4	(0.9%)	(0.6%)	1.5%	0.0%

Revenues by Geography
Domestic and Canada	$714.7	$710.8	$3.9	(0.4%)	0.7%	0.2%	0.5%
International	180.3	181.6	(1.3)	(1.2%)	(5.0%)	5.5%	(0.7%)
Total Revenues	$895.0	$892.4	$2.6	(0.6%)	(0.4%)	1.3%	0.3%

Table 1 – B: DISAGGREGATED REVENUES CHANGE

(In millions)
Three Months Ended March 31, 2018
Organic	$(5.2)
Acquisitions	7.1
Divestitures	(10.8)
Foreign exchange	11.5
Total Change	$2.6

(a) The comparisons at constant currency rates (foreign exchange) reflect comparative local currency balances at prior periods’ foreign exchange rates. Stericycle calculated these percentages by taking current period reported Revenues less the respective prior period reported Revenues, divided by the prior period reported Revenues, all at the respective prior period’s foreign exchange rates. This measure provides information on the change in Revenues assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of changes in Revenues without the impact of foreign currency.

(b) Manufacturing and Industrial Services (M&I) is a customer subset prevalent in our Environmental Solutions business as well as some international markets. M&I has historically experienced greater volatility in Revenues from period-to-period due to more pervasive market movements in customer industrial sectors such as oil and energy and the nature and timing of customer project work. As a result, management believes it is meaningful to present Revenues with and without M&I Revenues as this aids in the understanding of changes in Revenues without the impact of a more volatile aspect of the business.

We believe these measures provide greater transparency into Stericycle’s Revenues and related results of operations. Management uses these measures internally to monitor business unit performance and in evaluating management performance. These measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from or a replacement for, financial measures prepared in accordance with U.S. GAAP.

Table 2: THREE MONTHS ENDED MARCH 31, 2018 AND 2017

(In millions, except per share data)
	Three Months Ended March 31, 2018
	Selling, General and Administrative Expenses	Income from Operations (b)	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$304.4	$54.1	$21.0	$0.25
Adjustments:
Business Transformation (1)	(22.1)	22.1	16.4	0.19
Intangible Amortization (2)	(31.9)	31.9	23.7	0.28
Acquisition and Integration (3)	(4.1)	4.1	3.2	0.04
Operational Optimization (4)	(8.9)	8.9	6.6	0.07
Divestitures (5)	(4.1)	4.1	3.7	0.04
Litigation, Settlements and Regulatory Compliance (6)	(27.5)	27.5	20.3	0.23
Capital Allocation (7)	-	-	10.8	0.06
Other (8)	(5.8)	5.8	4.4	0.05
Adjusted Financial Measures (a)	$200.0	$158.5	$110.1	$1.21

(In millions, except per share data)
	Three Months Ended March 31, 2017
	Selling, General and Administrative Expenses	Income from Operations (b)	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$254.2	$114.5	$53.4	$0.62
Adjustments:
Business Transformation (1)	-	-	-	-
Intangible Amortization (2)	(29.1)	29.1	19.0	0.22
Acquisition and Integration (3)	(11.5)	11.5	7.7	0.09
Operational Optimization (4)	(10.9)	10.9	7.3	0.09
Divestitures (5)	-	-	-	-
Litigation, Settlements and Regulatory Compliance (6)	(1.9)	1.9	1.1	0.01
Capital Allocation (7)	-	-	9.4	0.04
Other (8)	(2.5)	2.5	1.5	0.02
Adjusted Financial Measures (a)	$198.3	$170.4	$99.4	$1.09

U.S. GAAP results for the three months ended March 31, 2018 and 2017 include:

(1) Business Transformation

2018: Selling, general and administrative expenses (“SG&A”) include $18.2 million of consulting and professional services, $2.5 million of Transformation Management office charges for internal resources and project related incentive compensation, and $1.4 million of other related expenses.

2017: No Business Transformation initiatives during the first quarter of 2017.

(2) Intangible Amortization

2018 and 2017: SG&A includes $31.9 million and $29.1 million, respectively, of intangible amortization expense from acquisitions.

(3) Acquisition and Integration

2018: SG&A includes $1.6 million of acquisition expenses, $2.0 million of integration expenses, and a $0.5 million unfavorable change in fair value of contingent consideration.  During the first quarter of 2018, we completed 9 acquisitions.

2017: SG&A includes $2.4 million of acquisition expenses, $8.7 million of integration expenses, and a $0.4 million unfavorable change in fair value of contingent consideration.  During the first quarter of 2017, we made 13 acquisitions.

(4) Operational Optimization

2018: SG&A includes $3.0 million of charges in the U.S. of which $1.6 million represents lease exit costs related to the closure/consolidation of call centers in our Domestic Communication and Related Services business and $1.4 million relates to charges to improve operational efficiency such as optimizing overall logistics and sales functions primarily for our Secure Information Destruction locations; $5.9 million of international charges of which $4.7 million represents non-cash impairment charges for long-lived assets, customer relationships and operating permits, $0.9 million relates to  lease exit costs, and $0.3 million relates to employee terminations.

2017: SG&A includes $8.7 million of charges in the U.S. of which $7.1 million relates to charges to improve operational efficiency such as optimizing overall logistics and sales functions primarily for our Secure Information Destruction locations, $0.7 million represents lease exit costs related to the closure/consolidation of call centers in our Domestic Communication and Related Services business, $0.5 million relates to employee terminations, and $0.4 million represents a non-cash impairment charge related to an operating permit; $1.6 million of charges to exit certain of our patient transport services contracts and plant conversion expense  in the U.K.; and $0.6 million of operational optimization costs in Latin America, primarily for employee terminations.

(5) Divestitures

2018: SG&A includes $4.1 million of non-cash asset impairment charges arising from changes in the fair value of assets held for sale in the U.K.

2017: No divestiture related charges during the first quarter of 2017.

(6) Litigation, Settlements, and Regulatory Compliance

2018 and 2017: SG&A includes $27.5 million and $1.9 million, respectively, in regulatory compliance, consulting and professional services, primarily related to certain non-recurring litigation matters.

(7) Capital Allocation

2018 Interest expense, net includes $2.7 million of pre-tax debt modification charges related to amending our credit agreements in connection with certain non-recurring matters.

2018 and 2017 includes dividends on our Series A mandatory convertible preferred stock of $8.8 million and $9.4 million, respectively.

For the purpose of calculating the ultimate EPS impact of our mandatory convertible preferred stock, we show the impact by excluding the mandatory convertible preferred stock dividend and using the “if-converted” method of share dilution.  This provides insight to how our diluted share count will be affected after these preferred shares are converted to common shares.

The impact of excluding the preferred stock dividend from Adjusted Diluted EPS is $0.10 and $0.11 for the first quarter 2018 and 2017, respectively.  The increase in diluted shares outstanding under the “if-converted” method is 4.9 million and 5.3 million for the first quarter 2018 and 2017, respectively.

The impact of all adjusted items under the “if-converted” method to our Adjusted Diluted EPS has a dilutive effect of $0.06 and $0.07 for the first quarter 2018 and 2017, respectively.

(8) Other

2018 and 2017: SG&A includes $5.8 million and $2.5 million, respectively, of consulting and professional services related to the implementation of the new revenue recognition and lease accounting standards as well as internal control remediation activities.

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain specified items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to, or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) Income from Operations and Adjusted Income from Operations provide the basis for other financial measures.

The following table presents a reconciliation of Income from Operations to Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA):

(In millions)
	Three Months Ended March 31,
	2018	2017
Income from Operations	$54.1	$114.5
Depreciation	30.8	29.1
Intangible Amortization	31.9	29.1
EBITDA	$116.8	$172.7

The following table presents the calculation of Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA):

(In millions)
	Three Months Ended March 31,
	2018	2017
Adjusted Income from Operations	$158.5	$170.4
Depreciation	30.8	29.1
Adjusted EBITDA	$189.3	$199.5

(c) Under the Net Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $26.8 million and $19.3 million for the three months ended March 31, 2018 and 2017, respectively, based on applying either the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis.

Table 3: RECONCILIATION OF 2018 U.S. GAAP TO ADJUSTED FINANCIAL OUTLOOK

(In millions, except per share data)
2018 FINANCIAL OUTLOOK
	Income from Operations	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$328 - $333	$1.78 - $1.89
Adjustments:
Business Transformation	$95 - $105	$0.82 - $0.90
Intangible Amortization	$120 - $130	$1.03 - $1.12
Acquisition and Integration	$15 - $20	$0.13 - $0.17
Operational Optimization	$15 - $20	$0.13 - $0.17
Divestitures	$4	$0.04
Litigation, Settlements and Regulatory Compliance	$28	$0.23
Capital Allocation	$0	$0.08
Other	$25 - $30	$0.21 - $0.25
Adjusted Financial Measures (a)	$630 - $670	$4.45 - $4.85

Adjusted Income from Operations	$630 - $670
Depreciation	$130 - $140
Adjusted EBITDA (b)	$760 - $810

The Company’s outlook is based on currently known items and certain business assumptions including $0.17 from the repurchase of preferred shares and using foreign exchange rates as of the end of March 2018.  The outlook also includes acquisitions, divestitures and charges for non-recurring litigation matters through the most recent period presented, but does not include amounts related to future acquisitions, divestitures or non-recurring litigation matters as the Company is not able to forecast these items without unreasonable effort.  Due to uncertainty in timing, the outlook presented does not include the $295.0 million payment related to the previously disclosed settlement of the small quantity medical waste customer class action lawsuit.

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain specified items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to, or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain specified items, Depreciation and Intangible Amortization.